EXHIBIT (b)
Rule 30a-2(b) CERTIFICATIONS
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of ING Clarion Real Estate Income Fund (the “Trust”), do hereby certify, to such officer’s knowledge, that:
(1)	the Trust’s report on Form N-CSR for the year ended December 31, 2006 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Trust.
Dated: March 1, 2007

/s/ T. Ritson Ferguson

Name: T. Ritson Ferguson

Title: President and Chief Executive Officer
Dated: March 1, 2007

/s/ Jonathan A. Blome

Name: Jonathan A. Blome

Title: Treasurer and Chief Financial Officer